Exhibit 99

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them of such a statement on Schedule 13G with respect to the common stock beneficially owned by each of them of Avalanche BioTechnologies, Inc.. This Joint Filing Agreement shall be included as an Exhibit to such Schedule 13G.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 10th day of February, 2015.

THOMAS W. CHALBERG, JR., PH.D.

By:	/s/ Tom Chalberg
Name:	Thomas W. Chalberg

THOMAS W. CHALBERG 2014 GRANTOR RETAINED ANNUITY TRUST UNDER AGREEMENT DATED APRIL 30, 2014

By:	/s/ Tom Chalberg
Name:	Thomas W. Chalberg
Title:	Trustee

STEFANIE R. CHALBERG 2014 GRANTOR RETAINED ANNUITY TRUST UNDER AGREEMENT DATED APRIL 30, 2014

By:	/s/ Stefanie R. Chalberg
Name:	Stefanie R. Chalberg
Title:	Trustee

THE 2009 CHALBERG FAMILY TRUST

By:	/s/ Tom Chalberg
Name:	Thomas W. Chalberg
Title:	Trustee